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                                                       Exhibit 10.8


                       ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT dated as of October 30, 1998 from Camber Companies, LLC, a Delaware limited liability corporation (the "Purchaser"), to Primary Care medical Centers of America, Inc., a Delaware corporation (the "Seller").

     The Seller and the Purchaser, along with Kohlberg & Company, L.L.C., a Delaware limited liability company, Seal Holdings Corporation, a Delaware corporation, and Monsanto Company, a Delaware corporation, are party to a Business Combination Agreement dated as of October 9, 1998 (the "Combination Agreement"). It is a condition precedent to the Purchaser's obligations under the Combination Agreement that the Purchaser delivers this Assumption Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Combination Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser hereby agrees as follows:

     1. The Purchaser hereby assumes the following liabilities and obligations of the Seller to the extent attributable to the operation of the Business for the period commencing on and subsequent to the date hereof (collectively, the "Assumed Liabilities"):

     a. liabilities and obligations reflected on the Latest Balance Sheet (but only to the extent so reflected);

     b. all liabilities arising after the date of the Latest Balance sheet in the ordinary course of the Business (which in the aggregate shall not be material);

     c. all liabilities and obligations of the Seller under the Contracts set forth on Schedule G-2-1 attached hereto, excluding any liability for breach or non-performance of any such existing on or prior to the Closing Date; and

     d. all liabilities and obligations of the Business arising after the Closing Date.

     2. Notwithstanding anything contained in Section 1 hereof to the contrary, the Purchaser does not assume, and shall not be responsible for, the Excluded Liabilities and any liabilities or obligations of the Seller or any affiliate of the Seller, whether fixed or contingent, known or unknown, threatened, pending or unasserted, other than the Assumed Liabilities.

     3. From time to time after the date hereof, the Purchaser will execute and deliver, or cause its affiliates to execute and deliver, to the Seller such instruments as may be reasonably requested by the Seller or its counsel in order to carry out the purpose and intent of this Assumption Agreement and the Combination Agreement.

     4. Notwithstanding any other provision of this Assumption Agreement to the contrary, nothing contained in this Assumption Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreement, conditions, representations or, in general any of the rights and remedies, and any of the obligations and indemnifications of the Purchaser set forth in the Combination Agreement nor shall this Assumption Agreement expand or enlarge any remedies under the Combination Agreement including without limitation any limits on indemnification specified therein. This Assumption Agreement is intended only to effect the transfer of certain liabilities assumed pursuant to the Combination Agreement and shall be governed entirely in accordance with the terms and conditions of the Combination Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this Assumption Agreement to be executed and delivered on the date and year first written above.

CAMBER COMPANIES, LLC

By:   /s/ John F. Jacques
Title:    Chairman/CEO

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               	SCHEDULE G-2-1 C PCMC Assumed Agreements

14. Letter of Intent dated September 3, 1998 for the Acquisition of Practice of Dr. Robert Tannenbaum.

15. Letter of Intent dated September 3, 1998 for the Acquisition of Practice of Mr. David Rusnak.

16. Letter of Intent dated September 3, 1998 for the Acquisition of Practice of Dr. Andrew Hope.

17. Letter of Intent dated September 2, 1998 for the Acquisition of Practice of Dr. Alexander Keith.

18. Letter of Intent dated August 19, 1998 for the Acquisition of Practice of N.E. Pain & Rehab, Inc.

19. Letter of Intent dated July 29, 1998 for the Acquisition of Practice of Mr. Dan Mulhern.

20. Letter of Intent dated July 23, 1998 for the Acquisition of Practice of Dr. John Merrick.

21. Letter of Intent dated July 22, 1998 for the Acquisition of Practice of Dr. David McCarthy.

22. Letter of Intent dated July 21, 1998 for the Acquisition of Brown-Arrowhead Clinics.

23. Letter of Intent dated July 15, 1998 for the Acquisition of Practice of Dr. Clifford Janssen.

24. Letter of Intent dated July 21, 1998 for the Acquisition of Practice of Dr. Thomas H. Pratt.

25. Letter of Intent dated July 9, 1998 for the Acquisition of Practice of Dr. Amaro Exposito.

26. Joint Development Agreement and Letter of Intent, each dated as of June 1, 1998, between Monsanto Health Solutions and Primary Care Medical Centers of America, Inc., as amended by the First Amendment dated June 10, 1998, the Second Amendment dated July 31, 1998, the Third Amendment dated August 3, 1998 and the Fourth Amendment dated August 10, 1998.


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